     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2002


                                                      REGISTRATION NO. 333-87116
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 5

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SYNAGRO TECHNOLOGIES, INC.
            (AND ITS SUBSIDIARIES IDENTIFIED ON THE FOLLOWING PAGE)
             (Exact name of registrant as specified in its charter)

            DELAWARE                             4953                            76-0511324
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)            Identification No.)

                             ---------------------

                         1800 BERING DRIVE, SUITE 1000
                              HOUSTON, TEXAS 77037
                                 (713) 369-1700
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                               ALVIN L. THOMAS II
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                           SYNAGRO TECHNOLOGIES, INC.
                         1800 BERING DRIVE, SUITE 1000
                              HOUSTON, TEXAS 77037
                                 (713) 369-1700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------

                                   COPIES TO:
                                DAVID F. TAYLOR
                            LOCKE LIDDELL & SAPP LLP
                           3400 JP MORGAN CHASE TOWER
                               600 TRAVIS STREET
                           HOUSTON, TEXAS 77002-3095
                                 (713) 226-1200

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                  STATE OR OTHER    PRIMARY STANDARD
                                                 JURISDICTION OF       INDUSTRIAL      I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT                         INCORPORATION OR    CLASSIFICATION    IDENTIFICATION
AS SPECIFIED IN ITS CHARTER*                       ORGANIZATION       CODE NUMBER          NUMBER
----------------------------                     ----------------   ----------------   ---------------
Composting Corporation of America..............  Arkansas           4953               None
Environmental Protection & Improvement Company,
  Inc. ........................................  New Jersey         4953, 4212         22-1922397
Fairhaven Residual Systems, Inc. ..............  Delaware           4953               06-1450050
Fairhaven Residuals, Limited Partnership.......  Delaware           4953               06-1450051
Future -- Tech Environmental Services, Inc.....  California                            68-0281821
NETCO-Connecticut, Inc. .......................  Connecticut        4953               06-1345532
NETCO-Residuals Management Systems, Inc. ......  Delaware           4953               06-1391602
NETCO-Residuals Management, Limited
  Partnership..................................  Delaware           4953               06-1392669
NETCO-Waterbury Systems, Inc., f/k/a
NETCO-Waterbury, Inc. .........................  Delaware           4953               06-1372032
NETCO-Waterbury, Limited Partnership...........  Delaware           4953               06-1375202
New England Treatment Company, Inc. ...........  Rhode Island       4953               06-1201634
New Haven Residuals Systems, Inc. .............  Delaware           4953               06-1432757
New Haven Residuals, Limited Partnership.......  Delaware           4953               06-1432758
New York Organic Fertilizer Company............  New York           4953               36-4148694
NYOFCO Holdings Inc. ..........................  Delaware           4953               36-4122352
Organi-Gro, Inc. ..............................  Arkansas           4953               None
Providence Soils, LLC..........................  Rhode Island       4953               06-1559061
Residual Technologies Systems, Inc. ...........  Delaware           4953               06-1439485
Residual Technologies, Limited Partnership.....  Delaware           4953               06-1439486
Residuals Processing, Inc. ....................  California         4953               76-0366005
Soaring Vista Properties, Inc. ................  Maryland           6531               52-1444015
ST Interco, Inc. ..............................  Delaware           4953               None
Synagro -- Baltimore L.L.C.....................  Maryland           4953               36-4097600
Synagro Composting Company of California,
  Inc. ........................................  California         4953               33-0267671
Synagro Delaware, Inc. ........................  Delaware           4953               51-0405181
Synagro Digestion, Inc. .......................  California         4953               33-0979381
Synagro Management, L.P........................  Texas              8741               76-0664546
Synagro Mid-Atlantic, Inc. ....................  Delaware           4953               76-0612565
Synagro Midwest -- Enviroland, Inc., f/k/a
  Enviroland, Inc. ............................  Michigan           4953               38-2589060
Synagro Midwest, Inc. .........................  Delaware           4953               76-0612568
Synagro Northeast, Inc. .......................  Delaware           4953               76-0612564
Synagro of California, Inc. ...................  Arizona            4953               86-0468598
Synagro of Florida-A&J, Inc. ..................  Florida            4953               65-0751886
Synagro of Florida-Anti-Pollution, Inc. .......  Florida            4953               74-2917159
Synagro of Florida-Davis Water, Inc. ..........  Florida            4953               59-2210462
Synagro of Florida-Ecosystems, Inc. ...........  Florida            4953               59-2580855
Synagro of Michigan, Inc. .....................  Michigan           4953               38-3028422
Synagro of Minnesota -- Rehbein, Inc. .........  Minnesota          4953               41-1507969
Synagro of North Carolina-Amsco, Inc. .........  North Carolina     4953               76-0605487
Synagro of North Carolina-EWR, Inc. ...........  North Carolina     4953               56-2110110

                                                  STATE OR OTHER    PRIMARY STANDARD
                                                 JURISDICTION OF       INDUSTRIAL      I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT                         INCORPORATION OR    CLASSIFICATION    IDENTIFICATION
AS SPECIFIED IN ITS CHARTER*                       ORGANIZATION       CODE NUMBER          NUMBER
----------------------------                     ----------------   ----------------   ---------------
Synagro of Texas-CDR, Inc. ....................  Texas              4953               74-2648566
Synagro of Texas-Vital-Cycle, Inc. ............  Wisconsin          4953               39-1763997
Synagro of Wisconsin, Inc. ....................  Wisconsin          4953               39-1446277
Synagro Southeast, Inc. .......................  Delaware           4953               74-2924511
Synagro Southwest, Inc. .......................  Delaware           4953               76-0612567
Synagro Texas, Inc. ...........................  Texas              4953               76-0664372
Synagro West, Inc. ............................  Delaware           4953               76-0612566
Synagro-WWT, Inc., f/k/a Wheelabrator Water
  Technologies, Inc. ..........................  Maryland           4953               52-1130492
Synagro WCWNJ, Inc., f/k/a Wheelabrator Clean
  Water New Jersey , Inc. .....................  Delaware           4953               36-3960817

---------------

* Addresses and telephone numbers of principal executive offices are the same as that of Synagro Technologies, Inc.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  DELAWARE REGISTRANTS

     The following registrants are corporations incorporated in the state of
Delaware: Fairhaven Residual Systems, Inc.; NETCO-Residuals Management Systems, Inc.; NETCO-Waterbury Systems, Inc., f/k/a NETCO-Waterbury, Inc.; New Haven Residuals Systems, Inc.; NYOFCO Holdings Inc.; Residual Technologies Systems, Inc.; ST Interco, Inc.; Synagro Delaware, Inc.; Synagro Mid-Atlantic, Inc.; Synagro Midwest, Inc.; Synagro Northeast, Inc.; Synagro Southeast, Inc.; Synagro Southwest, Inc.; Synagro West, Inc.; and Synagro WCWNJ, Inc., f/k/a Wheelabrator Clean Water New Jersey, Inc.

     Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Synagro Technologies, Inc. maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

     Synagro Technologies, Inc.'s Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of Synagro Technologies Inc. for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (1) for a breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or
(4) for transactions from which the director derived an improper personal benefit.

     Article V of the Amended and Restated By-Laws of Synagro Technologies, Inc. provides for indemnification of any person who is, or is threatened to be made, a witness in or a party to any proceeding by reason of the fact that he is or was an Agent, as defined in the Amended and Restated By-laws. Article V provides that the corporation will indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action,they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, Article V of the Amended and Restated By-laws authorizes the corporation to purchase and maintain insurance for such persons. Article V of the Amended and Restated By-laws also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted to present and former Agents, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The certificates of incorporation and/or bylaws of each of the other Delaware corporate registrants provide that such registrant indemnify its officers and directors as currently provided by Delaware law.

  ARIZONA REGISTRANT

     Synagro of California, Inc. is a corporation incorporated in the state of Arizona. Sections 10-850 - 10-858 of the Arizona Revised Statutes grant Synagro of California, Inc. broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of Synagro of California, Inc., provided that the person acted in good faith and in a manner he reasonably believed to be in (when acting in an official capacity) or not opposed to (when acting in all other circumstances) the best interests of Synagro of California, Inc., and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The statute also gives Synagro of California, Inc. powers to indemnify any such person against reasonable expenses in connection with any action by or in the right of Synagro of California, Inc., provided the person acted in good faith and in a manner he reasonably believed to be in (when acting in an official capacity) or not opposed to (when acting in all other circumstances) the best interests of Synagro of California, Inc., except that no indemnification may be made if such person is adjudged to be liable to Synagro of California, Inc., or in connection with any proceeding charging improper personal benefit to the director whether or not involving action in the director's official capacity, in which the director was held liable on the basis that the personal benefit was improperly received by the director. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, Synagro of California, Inc. is required by the statute to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith.

     The Bylaws of Synagro of California, Inc. provide that Synagro of California, Inc. shall, to the full extent permitted by the laws of the state of Arizona, indemnify all directors whom it has the power to indemnify pursuant thereto.

  ARKANSAS REGISTRANTS

     Composting Corporation of America and Organi-Gro, Inc. are corporations incorporated in the state of Arkansas. Section 4-27-850 of the Arkansas Business Corporation Act permits an Arkansas corporation to indemnify directors, officers, employees and agents under some circumstances, and mandates indemnification under certain limited circumstances. The Arkansas Business Corporation Act permits a corporation to indemnify a director, officer, employee, or agent for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Arkansas Business Corporation Act grants express power to an Arkansas corporation to purchase liability insurance for its directors, officers, employees and agents regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnifications.

     The articles of incorporation and/or bylaws of each of the Arkansas registrants provide that such registrant indemnify its directors to the maximum extent allowed by Arkansas law.

  CALIFORNIA REGISTRANTS

     The following registrants are corporations incorporated in the state of
California: Future -- Tech Environmental Services, Inc.; Residuals Processing, Inc.; Synagro Composting Company of California, Inc.; and Synagro Digestions, Inc. Section 204 of the California Corporations Code provides that a corporation may set forth in its articles of incorporation provisions (i) eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right o the corporation for breach of a director's duties to the corporation and its shareholders, as set forth in Section 309 of the California Corporations Code, so long as such indemnification is subject to certain limitations and conditions as provided therein and (ii) authorizing, whether by bylaw, agreement or otherwise, the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, so long as such indemnification is subject to certain limitations and conditions as provided therein.

     Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. This section also provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its power by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the actions if that person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders, where such indemnification is subject to certain limitations and conditions as provided therein.

     The articles of incorporation and/or bylaws of each of the California registrants provide that such registrant may indemnify its officers and directors to the maximum extent allowed by California law.

  CONNECTICUT REGISTRANT

     NETCO-Connecticut, Inc. is a corporation incorporated in the state of Connecticut. Section 33-772 of the Connecticut Business Corporation Act provides that a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, Section 33-771 of the Connecticut Business Corporation Act permits Connecticut corporations to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation: and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 33-776 of the Connecticut Business Corporation Act provides that a Connecticut corporation may indemnify an officer, employee or agent of the corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation to the same extent that a director may be indemnified under Section 33-771 of the Connecticut Business Corporation Act,as described above. An officer, employee or agent of a Connecticut corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification under such Section, as described above.

     NETCO-Connecticut, Inc.'s articles of incorporation and bylaws provide that such registrant shall have the power to indemnify its officers and directors as provided by Connecticut law.

  FLORIDA REGISTRANTS

     The following corporations are incorporated in the state of Florida:
Synagro of Florida-A&J, Inc.; Synagro of Florida-Anti-Pollutions, Inc., Synagro of Florida-Davis Water, Inc.; and Synagro of Florida-Ecosystems, Inc. Section 607.0850(1) of the Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of a Florida corporation.

     The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies including injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for: (i) violations of criminal laws, unless the director has reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) deriving an improper personal benefit from a transaction; (iii) voting for or assenting to an unlawful distribution; and (v) willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     The effect of the Florida Business Corporation Act, the articles of incorporation and/or bylaws of the Florida registrants is to require such corporations to indemnify its officers and directors for any claim arising against those persons in their official capacities if the person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The articles of incorporation and/or bylaws of each of the Florida registrants provide that such registrant indemnify its officers and directors to the maximum extent allowed by Florida law.

  MARYLAND REGISTRANTS

     Soaring Vista Properties, Inc. and Synagro WCWNJ, Inc., f/k/a Wheelabrator Clean Water New Jersey, Inc. are corporations incorporated in the state of Maryland. Section 2-418 of the Maryland General Corporation law provides for the indemnification of directors and officers of a Maryland corporation. In general, indemnification is permitted against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding if a director acted in good faith, reasonably believed his conduct to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, indemnification may, unless limited by the corporation's charter, include reasonable expenses incurred by a director in connection with a proceeding in which the director's defense was successful, on the merits or otherwise. Indemnification may be required under certain other circumstances as well, upon application to a court of appropriate jurisdiction. Unless limited by a corporation's charter, officers are required to be indemnified to the same extent that directors are required to be indemnified.

     The articles of incorporation and/or bylaws of each of the Maryland registrants provide that such registrant indemnify its officers and directors to the maximum extent allowed by Maryland law.

     Synagro-Baltimore L.L.C. is a limited liability company formed in the state of Maryland. Section 4A-203 of the Maryland Limited Liability Company Act provides that unless otherwise provided by law or its articles of organization, a limited liability company has the general powers, whether or not set forth in its articles of organization, to indemnify and hold harmless any member, agent or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set froth in the articles of organization or operating agreement. The limited liability company agreement of Synagro-Baltimore L.L.C. provides that Synagro-Baltimore L.L.C. indemnify its managers to the maximum extent allowed by Maryland law.

  MICHIGAN REGISTRANTS

     Synagro Midwest -- Enviroland, Inc., f/k/a/ Enviroland, inc. and Synagro of Michigan, Inc. are corporations incorporated in the state of Michigan. Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

     The articles of incorporation and/or bylaws of each of the Michigan registrants provide that such registrant indemnify its officers and directors as allowed by Michigan law.

  MINNESOTA REGISTRANT

     Synagro of Minnesota -- Rehbein, Inc. is a corporation incorporated in the state of Minnesota. Unless prohibited in a corporation's articles or bylaws, Minnesota Statutes sec.302A.521 requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his official capacity. The general effect of Minnesota Statutes sec.302A.521 is to require Synagro of Minnesota -- Rehbein, Inc. to reimburse (or pay on behalf of) directors and officers of Synagro of Minnesota -- Rehbein, Inc. any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of Synagro of Minnesota -- Rehbein, Inc., except where such persons have not acted in good faith.

     The Articles of Incorporation and/or Bylaws of Synagro of
Minnesota -- Rehbein, Inc. provide for such indemnification to the maximum extent permitted by Minnesota law.

  NEW JERSEY REGISTRANT

     Environmental Protection & Improvement Company, Inc. is a corporation incorporated in the state of New Jersey. The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his expenses and liabilities in connection with any proceeding involving the director or officer by reason of his being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

     The New Jersey Business Corporation Act further provides that indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     Environmental Protection & Improvement Company, Inc.'s articles of incorporation and bylaws provide that such registrant indemnify its officers and directors to the maximum extent allowed by New Jersey law.

  NORTH CAROLINA REGISTRANTS

     Synagro of North Carolina -- Amsco, Inc. and Synagro of North
Carolina -- EWR, Inc. are corporations incorporated in the state of North Carolina. Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding also may apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

     The Bylaws of each of the North Carolina registrants provide that such registrants indemnify its officers and directors to the maximum extent allowed by North Carolina law. The articles of incorporation of each of the North Carolina registrants provide for the elimination of the personal liability of each director of the company to the fullest extent permitted by North Carolina law.

  RHODE ISLAND REGISTRANTS

     New England Treatment Company, Inc. is a corporation incorporated in the state of Rhode Island. The Rhode Island Business Corporation Law requires Rhode Island corporations to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the New England Treatment Company, Inc.'s best interest, (b) in all other cases that his conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     The New England Treatment Company, Inc.'s bylaws provide that the New England Treatment Company may indemnify its officers and directors to the maximum extent allowed by Rhode Island law.

     Providence Soils LLC is a limited liability company formed in the state of Rhode Island. Section 7-16-4 of the Rhode Island Limited Liability Company Act provides that a limited liability company has the power to indemnify and advance expenses to any member, manager, agent or employee, past or present, to the same extent as a corporation formed under the Rhode Island Business Corporations Act may indemnify any of its directors, officers, employees or agents and subject to the standards and restrictions, if any , set forth in the articles of organization or operating agreement, against any liability asserted against him and incurred by the member, manager, agent or employee in that capacity or arising out of the member's, manager's, agent's or employee's status, whether or not the limited liability company would have the power to indemnify under the provisions of the Rhode Island Limited Liability company Act, the articles of organization or operating agreement. The limited liability company agreement of Providence Soils LLC provides that Providence Soils LLC indemnify its managers to the maximum extent allowed by Rhode Island law.

  TEXAS REGISTRANTS

     Synagro of Texas-CDR, Inc. and Synagro Texas, Inc. are corporations incorporated in the state of Texas. Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests, and/or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

     Subject to certain exceptions, a director or officer may not be indemnified if he is found liable to the corporation or if he is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify a director or officer against reasonable expenses incurred in connection with the proceeding to which such director or officer is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

     The bylaws of Synagro of Texas-CDR, Inc. provide for the indemnification of its officers and directors to the maximum extent allowed by Texas law. The articles of incorporation and bylaws of Synagro Texas, Inc. are silent as to indemnification.

  WISCONSIN REGISTRANTS

     Synagro of Texas-Vital-Cycle, Inc. and Synagro of Wisconsin, Inc. are corporations incorporated in the state of Wisconsin. Sections 180.0850 through
180.0859 of the Wisconsin Statutes require indemnification of directors, officers, employees, and agents of a Wisconsin corporation, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he was a director or officer of the corporation. In general, such indemnification is required unless it is determined that such person breached or failed to perform a duty owed to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the corporations articles of incorporation, bylaws, any written agreement or a resolution of the board of directors or shareholders.

     The bylaws of each of the Wisconsin registrants provide for the indemnification of each director of the company to the fullest extent permitted by Wisconsin law.

DIRECTORS AND OFFICERS LIABILITY INSURANCE

     Synagro Technologies, Inc. has purchased directors and officers liability insurance that would indemnify the directors and officers of Synagro Technologies, Inc. against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

GENERAL

     The above discussion of the organizational documents of the Registrants and the laws of the jurisdictions of incorporation or organization of the Registrants, as applicable, is not intended to be exhaustive and is respectively qualified in its entirety by such organizational documents and laws.

     With respect to possible indemnification of directors, officers and controlling persons of the Registrants for liabilities arising under the Securities Act pursuant to such provisions, the Registrants are aware that the Commission has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following instruments and documents are included as Exhibits to this Registration Statement.

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 1**           Purchase Agreement, dated as of April 8, 2002, among Synagro
               Technologies Inc., the guarantors signatory thereto, Lehman
               Brothers Inc. and Banc of America Securities LLC (filed as
               Exhibit 1 to the Current Report on Form 8-K of Synagro
               Technologies Inc. filed on April 18, 2002 and incorporated herein by reference)
 3.1*          Restated Certificate of Incorporation of Synagro
               Technologies, Inc. (filed as Exhibit 3.1 to Post-Effective
               Amendment No. 1 to Registration Statement No. 33-95028 of
               Synagro Technologies, Inc. dated October 25, 1996 and
               incorporated herein by reference)
 3.2*          Amended and Restated Bylaws of Synagro Technologies, Inc. as
               of January 27, 2000 (filed as Exhibit 3.2 to the Annual
               Report on Form 10-K of Synagro Technologies Inc. for the
               Fiscal Year Ended December 31, 2001)
 3.3**         Certificate of Formation of Atlanta Residuals Company, LLC
               dated June 8, 2001
 3.4**         Limited Liability Company Agreement of Atlanta Residuals
               Company, LLC dated June 12, 2001
 3.5**         Composite Articles of Incorporation of Composting
               Corporation of America as of December 6, 2000
 3.6**         Amended and Restated Bylaws of Composting Corporation of
               America as of September 23, 1998
 3.7**         Composite Certificate of Incorporation of Environmental
               Protection & Improvement Company, Inc. as of June 12, 1998
 3.8**         Amended and Restated Bylaws of Environmental Protection &
               Improvement Company, Inc. as of June 15, 2000
 3.9**         Composite Certificate of Incorporation of Fairhaven Residual
               Systems, Inc. as of December 6, 2000
 3.10**        Bylaws of Fairhaven Residual Systems, Inc. as of March 15,
               1996
 3.11**        Composite Certificate of Limited Partnership of Fairhaven
               Residuals, Limited Partnership as of December 5, 2000
 3.12**        Restated Partnership Agreement of Fairhaven Residuals,
               Limited Partnership as of January 27, 2000
 3.13**        Articles of Incorporation of Future-Tech Environmental
               Services, Inc. dated August 11, 1992
 3.14**        Amended and Restated Bylaws of Future-Tech Environmental
               Services, Inc. as of May 1, 1999
 3.15**        Composite Certificate of Incorporation of NETCO-Connecticut,
               Inc. as of December 8, 2000
 3.16**        Amended and Restated Bylaws of NETCO-Connecticut, Inc. as of
               June 8, 1993
 3.17**        Composite Certificate of Incorporation of NETCO-Residuals
               Management Systems, Inc. as of December 6, 2000
 3.18**        Amended and Restated Bylaws of NETCO-Residuals Management
               Systems, Inc. as of June 13, 1995
 3.19**        Certificate of Limited Partnership of NETCO-Residuals
               Management, Limited Partnership dated December 5, 2000
 3.20**        Restated Partnership Agreement of NETCO-Residuals
               Management, Limited Partnership as of January 27, 2000
 3.21**        Composite Certificate of Incorporation of NETCO-Waterbury
               Systems, Inc. as of December 6, 2000
 3.22**        Amended and Restated Bylaws of NETCO-Waterbury Systems, Inc.
               as of June 13, 1995
 3.23**        Certificate of Limited Partnership of NETCO-Waterbury,
               Limited Partnership dated December 5, 2000
 3.24**        Restated Partnership Agreement of NETCO-Waterbury, Limited
               Partnership as of January 27, 2000

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 3.25**        Composite Articles of Incorporation of New England Treatment
               Company, Inc. as of February 13, 1998
 3.26**        Amended and Restated Bylaws of New England Treatment
               Company, Inc. as of June 8, 1993
 3.27**        Composite Certificate of Incorporation of New Haven
               Residuals Systems, Inc. as of December 6, 2000
 3.28**        Bylaws of New Haven Residuals Systems, Inc. as of August 28,
               1995
 3.29**        Certificate of Limited Partnership of New Haven Residuals,
               Limited Partnership as of December 5, 2000
 3.30**        Restated Partnership Agreement of New Haven Residuals,
               Limited Partnership as of January 27, 2000
 3.31**        Amended Business Certificate New York Organic Fertilizer
               Company dated April 15, 2002
 3.32**        Composite General Partnership Agreement of New York Organic
               Fertilizer Company as of January 27, 2000
 3.33**        Composite Certificate of Incorporation of NYOFCO Holdings,
               Inc. as of December 6, 2000
 3.34**        Amended and Restated Bylaws of NYOFCO Holdings, Inc. as of
               May 1, 1999
 3.35**        Composite Articles of Incorporation of Organi-Gro, Inc. as
               of December 8, 2000
 3.36**        Amended and Restated Bylaws of Organi-Gro, Inc. as of May 1,
               2000
 3.37**        Composite Articles of Organization of Providence Soils, LLC
               dated October 4, 1999
 3.38**        Operating Agreement of Providence Soils, LLC dated January
               27, 2000
 3.39**        Composite Certificate of Incorporation of Residual
               Technologies Systems, Inc. as of December 6, 2000
 3.40**        Bylaws of Residual Technologies Systems, Inc. as of October
               23, 1995
 3.41**        Composite Certificate of Limited Partnership of Residual
               Technologies, Limited Partnership as of December 6, 2000
 3.42**        Restated Partnership Agreement of Residual Technologies,
               Limited Partnership as of January 27, 2000
 3.43**        Composite Articles of Incorporation of Residuals Processing,
               Inc. as of April 28, 1992
 3.44**        Bylaws of Residuals Processing, Inc. as of January 31, 1991
 3.45**        Composite Articles of Incorporation of Soaring Vista
               Properties, Inc. as of December 7, 2000
 3.46**        Restated Bylaws of Soaring Vista Properties, Inc. dated May
               1, 1999
 3.47**        Composite Certificate of Incorporation of ST Interco, Inc.
               as of December 6, 2000
 3.48**        Amended and Restated Bylaws of ST Interco, Inc. as of
               September 23, 1998
 3.49**        Composite Articles of Organization Synagro -- Baltimore
               L.L.C. as of December 8, 2000
 3.50**        Restated Limited Liability Company Agreement of
               Synagro -- Baltimore L.L.C. as of August 14, 2000
 3.51**        Composite Articles of Incorporation of Synagro Composting
               Company of California, Inc. as of April 14, 1999
 3.52**        Amended and Restated Bylaws of Synagro Composting Company of
               California, Inc. as of May 1, 2000
 3.53**        Corrected Certificate of Incorporation of Synagro Delaware,
               Inc. dated December 28, 2000
 3.54**        Bylaws of Synagro Delaware, Inc. dated December 14, 2000
 3.55**        Articles of Incorporation of Synagro Digestion, Inc. dated
               July 17, 2001
 3.56**        Bylaws of Synagro Digestion, Inc. dated July 17, 2001
 3.57**        Certificate of Limited Partnership of Synagro Management,
               L.P. dated December 20, 2000
 3.58**        Partnership Agreement of Synagro Management, L.P. as of
               December 20, 2000
 3.59**        Composite Certificate of Incorporation of Synagro
               Mid-Atlantic, Inc. as of December 6, 2000

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 3.60**        Bylaws of Synagro Mid-Atlantic, Inc. as of June 29, 1999
 3.61**        Composite Certificate of Incorporation of Synagro
               Midwest -- Enviroland, Inc. as of December 15, 2000
 3.62**        Restated Bylaws of Synagro Midwest -- Enviroland, Inc. as of
               May 1, 1999
 3.63**        Composite Certificate of Incorporation of Synagro Midwest,
               Inc. as of December 7, 2000
 3.64**        Bylaws of Synagro Midwest, Inc. as of June 23, 1999
 3.65**        Composite Certificate of Incorporation of Synagro Northeast,
               Inc. as of December 7, 2000
 3.66**        Bylaws of Synagro Northeast, Inc. as of June 23, 1999
 3.67**        Composite Articles of Incorporation of Synagro of
               California, Inc. as of December 7. 2000
 3.68**        Amended and Restated Bylaws of Synagro of California, Inc.
               as of May 1, 2000
 3.69**        Composite Articles of Incorporation of Synagro of
               Florida-A&J, Inc. as of October 11, 1999
 3.70**        Amended and Restated Bylaws of Synagro of Florida-A&J, Inc.
               as of May 1, 2000
 3.71**        Composite Articles of Incorporation of Synagro of
               Florida-Anti Pollution, Inc. as of April 23, 1999
 3.72**        Amended and Restated Bylaws of Florida-Anti Pollution, Inc.
               as of May 1, 2000
 3.73**        Composite Articles of Incorporation of Synagro of
               Florida-Davis Water, Inc. as of March 3, 2000
 3.74**        Amended and Restated Bylaws of Synagro of Florida-Davis
               Water, Inc. as of February 29, 2000
 3.75**        Composite Articles of Incorporation of Synagro of
               Florida-Ecosystems, Inc. as of March 3, 2000
 3.76**        Amended and Restated Bylaws of Synagro of
               Florida-Ecosystems, Inc. as of February 29, 2000
 3.77**        Composite Articles of Incorporation of Synagro of Michigan,
               Inc. as of May 23, 2000
 3.78**        Amended and Restated Bylaws of Synagro of Michigan, Inc. as
               of May 1, 2000
 3.79**        Composite Articles of Incorporation of Synagro of
               Minnesota -- Rehbein, Inc. as of February 28, 2001
 3.80**        Amended and Restated Bylaws of Synagro of
               Minnesota -- Rehbein, Inc. as of April 5, 2000
 3.81**        Composite Articles of Incorporation of Synagro of North
               Carolina-Amsco, Inc. as of April 30, 1999
 3.82**        Amended and Restated Bylaws of Synagro of North
               Carolina-Amsco, Inc. as of May 1, 2000
 3.83**        Composite Articles of Incorporation of Synagro of North
               Carolina-EWR, Inc. as of June 3, 1999
 3.84**        Amended and Restated Bylaws of Synagro of North
               Carolina-EWR, Inc. as of May 1, 2000
 3.85**        Composite Restated Articles of Incorporation of Synagro of
               Texas-CDR, Inc. as of February 16, 2001
 3.86**        Amended and Restated Bylaws of Synagro of Texas-CDR, Inc. as
               of May 1, 2000
 3.87**        Composite Articles of Incorporation of Synagro of
               Texas-Vital Cycle, Inc. as of June 3, 1999
 3.88**        Amended and Restated Bylaws of Synagro of Texas-Vital Cycle,
               Inc. as of May 1, 2000
 3.89**        Composite Articles of Incorporation of Synagro of Wisconsin,
               Inc. as of June 3, 1999
 3.90**        Amended and Restated Bylaws of Synagro of Wisconsin, Inc. as
               of May 1, 2000
 3.91**        Composite Certificate of Incorporation of Synagro Southeast,
               Inc. as of December 7, 2000
 3.92**        Bylaws of Synagro Southeast, Inc. as of April 22, 1999
 3.93**        Composite Certificate of Incorporation of Synagro Southwest,
               Inc. as of December 7, 2000
 3.94**        Bylaws of Synagro Southwest, Inc. as of June 23, 1999
 3.95**        Articles of Incorporation of Synagro Texas, Inc. November 3,
               2000
 3.96**        Amended and Restated Bylaws of Synagro Texas, Inc. dated
               November 3, 2000
 3.97**        Composite Certificate of Incorporation of Synagro West, Inc.
               as of December 7, 2000
 3.98**        Bylaws of Synagro West, Inc. as of June 23, 1999
 3.99**        Composite Articles of Incorporation of Synagro-WWT, Inc. as
               of December 8, 2000

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
3.100**        Amended and Restated Bylaws of Synagro-WWT, Inc. as of May
               1, 1999
3.101**        Composite Certificate of Incorporation of Synagro WCWNJ,
               Inc. as of December 7, 2000
3.102**        Amended and Restated Bylaws of Synagro WCWNJ, Inc. as of May
               1, 1999
 4.1*          Indenture, dated as of April 17, 2002, among Synagro
               Technologies, Inc., the guarantors signatory thereto, and
               Wells Fargo Bank Minnesota, National Association, as
               trustee, relating to the 9 1/2% Senior Subordinated Notes
               due 2009 (filed as Exhibit 4.1 to the Current Report on Form
               8-K of Synagro Technologies, Inc. filed on April 18, 2002
               and incorporated herein by reference)
 4.2*          Exchange and Registration Rights Agreement, dated as of
               April 17, 2002, among Synagro Technologies, Inc., the
               guarantors signatory thereto, Lehman Brothers Inc. and Banc of America Securities LLC (filed as Exhibit 4.2 to the
               Current Report on Form 8-K of Synagro Technologies, Inc.
               filed on April 18, 2002 and incorporated herein by
               reference)
 4.3*          Synagro Technologies Inc.'s Note in permanent global form, registered in the name of Cede &Co., as nominee of The
               Depository Trust Company, in its capacity as depository,
               having an aggregate principal amount of $149,400,000 (filed as Exhibit 4.3 to the Current Report on Form 8-K of Synagro
               Technologies, Inc. filed on April 18, 2002 and incorporated herein by reference)
 4.4*          Synagro Technologies Inc.'s Note in permanent global form, registered in the name of Cede &Co., as nominee of The
               Depository Trust Company, in its capacity as depository,
               having an aggregate principal amount of $600,000 (filed as
               Exhibit 4.4 to the Current Report on Form 8-K of Synagro
               Technologies, Inc. filed on April 18, 2002 and incorporated herein by reference)
 4.5*          Synagro Technologies Inc.'s Note in permanent global form, registered in the name of Cede &Co., as nominee of The
               Depository Trust Company, in its capacity as depository,
               having an aggregate principal amount of $0 (filed as Exhibit
               4.5 to the Current Report on Form 8-K of Synagro
               Technologies, Inc. filed on April 18, 2002 and incorporated herein by reference)
 4.6*          Notation of Guaranty dated as of April 17, 2002, by the
               guarantors signatory thereto (filed as Exhibit 4.6 to the
               Current Report on Form 8-K of Synagro Technologies, Inc.
               filed on April 18, 2002 and incorporated herein by
               reference)
 5.1***        Opinion of Locke Liddell & Sapp LLP
10.1*          Employment Agreement dated February 19, 1999, by and between
               Synagro Technologies, Inc. and Ross M. Patten (filed as
               Exhibit 10.20 to the Annual Report on Form 10-K/A of Synagro
               Technologies, Inc. for the Fiscal Year Ended December 31,
               2000 (the "2000 Form 10-K/A") and incorporated herein by
               reference); Agreement Concerning Employment Rights dated
               January 27, 2000, by and between Synagro Technologies, Inc.
               and Ross M. Patten (filed as Exhibit 2.8 to the Current
               Report on Form 8-K of Synagro Technologies, Inc. filed on
               February 17, 2000 and incorporated herein by reference).(1)
10.2*          Employment Agreement dated February 19, 1999, by and between
               Synagro Technologies, Inc. and Mark A. Rome (filed as
               Exhibit 10.21 to the 2000 Form 10-K/A and incorporated
               herein by reference); Agreement Concerning Employment Rights dated January 27, 2000, by and between Synagro Technologies,
               Inc. and Mark A. Rome (filed as Exhibit 2.9 to the Current
               Report on Form 8-K of Synagro Technologies, Inc. filed on
               February 17, 2000 and incorporated herein by reference).(1)
10.3*          Employment Agreement dated February 19, 1999, by and between
               Synagro Technologies, Inc. and Alvin L. Thomas II (filed as
               Exhibit 10.22 to the 2000 Form 10-K/A and incorporated
               herein by reference); Agreement Concerning Employment Rights dated January 27, 2000, by and between Synagro Technologies,
               Inc. and Alvin L. Thomas, II (filed as Exhibit 2.10 to the
               Current Report on Form 8-K of Synagro Technologies, Inc.
               filed on February 17, 2000 and incorporated herein by
               reference).(1)

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
10.4*          Employment Agreement dated May 10, 1999, by and between
               Synagro Technologies, Inc. and J. Paul Withrow (filed as
               Exhibit 2.11 to the Current Report on Form 8-K of Synagro
               Technologies, Inc. filed on February 17, 2000 and
               incorporated herein by reference); Agreement Concerning
               Employment Rights dated January 27, 2000, by and between
               Synagro Technologies, Inc. and J. Paul Withrow (filed as
               Exhibit 2.12 to the Current Report on Form 8-K of Synagro
               Technologies, Inc. filed on February 17, 2000 and
               incorporated herein by reference).(1)
10.5*          Employment Agreement dated January 1, 2000, by and between
               Synagro Technologies, Inc. and Randall S. Tuttle (filed as
               Exhibit 10.24 to the Quarterly Report on Form 10-Q of
               Synagro Technologies, Inc. for the Fiscal Quarter ended
               September 30, 2001 and incorporated herein by reference).(1)
10.6*          Amendment No. 2 to Agreement Concerning Employment Rights
               dated March 1, 2001, by and between Synagro Technologies,
               Inc. and Ross M. Patten (filed as Exhibit 10.26 to the
               Annual Report on Form 10-K of Synagro Technologies, Inc. for
               the Fiscal Year Ended December 31, 2001 (the "2001 Form
               10-K") and incorporated herein by reference).(1)
10.7*          Amendment No. 2 to Agreement Concerning Employment Rights
               dated March 1, 2001, by and between Synagro Technologies,
               Inc. and Mark A. Rome (filed as Exhibit 10.27 to the 2001
               Form 10-K and incorporated herein by reference).(1)
10.8*          Amendment No. 2 to Agreement Concerning Employment Rights
               dated March 1, 2001, by and between Synagro Technologies,
               Inc. and Alvin L. Thomas, II (filed as Exhibit 10.28 to the
               2001 Form 10-K and incorporated herein by reference).(1)
10.9*          Amendment No. 2 to Agreement Concerning Employment Rights
               dated March 1, 2001, by and between Synagro Technologies,
               Inc. and J. Paul Withrow (filed as Exhibit 10.29 to the 2001
               Form 10-K and incorporated herein by reference).(1)
10.10*         2000 Stock Option Plan dated October 31, 2000 (filed as
               Exhibit A to the Proxy Statement on Schedule 14A for Annual
               Meeting of Stockholders of Synagro Technologies, Inc. filed on September 28, 2000 and incorporated herein by
               reference).(1)
10.11*         Employment Agreement dated September 1, 2001, by and between
               Synagro Technologies, Inc. and James P. Carmichael (filed as
               Exhibit 10.30 to the Quarterly Report on Form 10-Q of
               Synagro Technologies, Inc. for the Fiscal Quarter ended
               September 30, 2001 and incorporated herein by reference).(1)
10.12*         Employment Agreement dated March 1, 2002, by and between
               Synagro Technologies, Inc. and Robert Boucher (filed as
               Exhibit 10.32 to the 2001 Form 10-K and incorporated herein by reference).(1)
10.13*         Amendment No. 1 to Employment Agreement dated effective
               February 1, 2002, by and between Synagro Technologies, Inc.
               and Randall S. Tuttle (filed as Exhibit 10.33 to the 2001
               Form 10-K and incorporated herein by reference).(1)
10.14**        Supply and Service Agreement between the City of New York
               Department of Environmental Protection and New York Organic
               Fertilizer Company.
12.1**         Statement setting forth Detail for Computation of Ratio of
               Earnings to Fixed Charges
23.1**         Consent of Arthur Andersen LLP (report on Synagro
               Technologies, Inc.)
23.2**         Consent of Arthur Andersen LLP (report on Bio Gro Division of Waste Management, Inc.)
23.3**         Consent of Locke Liddell & Sapp LLP (included in Exhibit
               5.1)
24.1**         Power of Attorney -- Synagro Technologies, Inc.
24.2**         Power of Attorney -- Atlanta Residuals Company, LLC
24.3**         Power of Attorney -- Composting Corporation of America
24.4**         Power of Attorney -- Environmental Protection & Improvement
               Company, Inc.
24.5**         Power of Attorney -- Fairhaven Residuals, Limited
               Partnership
24.6**         Power of Attorney -- Fairhaven Residual Systems, Inc.
24.7**         Power of Attorney -- Future-Tech Environmental Services,
               Inc.

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
24.8**         Power of Attorney -- NETCO-Connecticut, Inc.
24.9**         Power of Attorney -- NETCO-Residuals Management, Limited
               Partnership
24.10**        Power of Attorney -- NETCO-Residuals Management Systems,
               Inc.
24.11**        Power of Attorney -- NETCO-Waterbury, Limited Partnership
24.12**        Power of Attorney -- NETCO-Waterbury Systems, Inc.
24.13**        Power of Attorney -- New England Treatment Company, Inc.
24.14**        Power of Attorney -- New Haven Residuals, Limited
               Partnership
24.15**        Power of Attorney -- New Haven Residuals Systems, Inc.
24.16**        Power of Attorney -- New York Organic Fertilizer Company
24.17**        Power of Attorney -- NYOFCO Holdings Inc.
24.18**        Power of Attorney -- Organi-Gro, Inc.
24.19**        Power of Attorney -- Providence Soils, LLC
24.20**        Power of Attorney -- Residuals Processing, Inc.
24.21**        Power of Attorney -- Residual Technologies, Limited
               Partnership
24.22**        Power of Attorney -- Residual Technologies Systems, Inc.
24.23**        Power of Attorney -- Soaring Vista Properties, Inc.
24.24**        Power of Attorney -- ST Interco, Inc.
24.25**        Power of Attorney -- Synagro-Baltimore, L.L.C.
24.26**        Power of Attorney -- Synagro Composting Company of
               California, Inc.
24.27**        Power of Attorney -- Synagro Delaware, Inc.
24.28**        Power of Attorney -- Synagro Digestions, Inc.
24.29**        Power of Attorney -- Synagro Management, L.P.
24.30**        Power of Attorney -- Synagro Mid-Atlantic, Inc.
24.31**        Power of Attorney -- Synagro Midwest -- Enviroland, Inc.
24.32**        Power of Attorney -- Synagro Midwest, Inc.
24.33**        Power of Attorney -- Synagro Northeast, Inc.
24.34**        Power of Attorney -- Synagro of California, Inc.
24.35**        Power of Attorney -- Synagro of Florida-A&J, Inc.
24.36**        Power of Attorney -- Synagro of Florida-Anti-Pollution, Inc.
24.37**        Power of Attorney -- Synagro of Florida-Davis Water, Inc.
24.38**        Power of Attorney -- Synagro of Florida-Ecosystems, Inc.
24.39**        Power of Attorney -- Synagro of Michigan, Inc.
24.40**        Power of Attorney -- Synagro of Minnesota -- Rehbein, Inc.
24.41**        Power of Attorney -- Synagro of North Carolina-Amsco, Inc.
24.42**        Power of Attorney -- Synagro of North Carolina-EWR, Inc.
24.43**        Power of Attorney -- Synagro of Texas-CDR, Inc.
24.44**        Power of Attorney -- Synagro of Texas-Vital-Cycle, Inc.
24.45**        Power of Attorney -- Synagro Wisconsin, Inc.
24.46**        Power of Attorney -- Synagro Southeast, Inc.
24.47**        Power of Attorney -- Synagro Southwest, Inc.
24.48**        Power of Attorney -- Synagro Texas, Inc.
24.49**        Power of Attorney -- Synagro West, Inc.
24.50**        Power of Attorney -- Synagro WCWNJ, Inc.

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
24.51**        Power of Attorney -- Synagro-WWT, Inc.
25.1**         Statement of Eligibility under the Trust Indenture Act of
               1933, as amended, of the Trustee for 9 1/2% Senior
               Subordinated Notes due 2009
25.2**         Statement of Eligibility under the Trust Indenture Act of
               1933, as amended, of the Trustee for Guarantees for 9 1/2%
               Senior Subordinated Notes due 2009
99.1**         Form of Letter of Transmittal for 9 1/2% Senior Subordinated
               Notes due 2009
99.2**         Form of Notice of Guaranteed Delivery for 9 1/2% Senior
               Subordinated Notes due 2009
99.3**         Form of Letter to Depository Trust Company Participants for
               9 1/2% Senior Subordinated Notes due 2009
99.4**         Form of Letter to Clients for 9 1/2% Senior Subordinated
               Notes due 2009
99.5**         Assurance Letter to Securities and Exchange Commission
99.6**         Request for withdrawal of Exhibits to the Registration
               Statement dated July 10, 2002


---------------

  *  Incorporated by reference from the filing indicated.

 **  Previously filed


*** Previously filed. Exhibit 5.2 and Exhibit 5.3 were withdrawn pursuant to a request for withdrawal of such exhibits from Amendment No. 3 to the Registration Statement on Form S-4/A as filed with the Commission on July 10, 2002 (see Exhibit 99.6). The Company has amended Exhibit 5.1 such that no reliance is placed on the opinions of New York counsel. As such, Exhibit
     5.2 and Exhibit 5.3 are no longer necessary.


(1) Management contract or compensatory plan or agreement.

ITEM 22.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Synagro Technologies, Inc. hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Synagro Technologies, Inc.'s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 above, or otherwise, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (6) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (7) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Synagro Technologies, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of July, 2002.


                                          SYNAGRO TECHNOLOGIES, INC.

                                          By:      /s/ ROSS M. PATTEN
                                            ------------------------------------
                                                      Ross M. Patten
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 25, 2002, by the following persons in the capacities indicated.


                    SIGNATURE                                             CAPACITY
                    ---------                                             --------

                /s/ ROSS M. PATTEN                   Chairman of the Board, Chief and Executive Officer
 ------------------------------------------------        and Director (Principal Executive Officer)
                  Ross M. Patten


               /s/ J. PAUL WITHROW                      Chief Financial Officer (Principal Financial
 ------------------------------------------------                         Officer)
                 J. Paul Withrow


                        *                                                 Director
 ------------------------------------------------
                  Gene Meredith


                        *                                                 Director
 ------------------------------------------------
            Kenneth Ch'uan-k'ai Leung


                        *                                                 Director
 ------------------------------------------------
                Alfred Tyler, 2nd


                        *                                                 Director
 ------------------------------------------------
                 David A. Donnini


                        *                                                 Director
 ------------------------------------------------
                Vincent J. Hemmer


  *                /s/ J. PAUL WITHROW
        ------------------------------------------
                     J. Paul Withrow
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of Composting Corporation of America, Environmental Protection & Improvement Company, Inc., Fairhaven Residual Systems, Inc., Future-Tech Environmental Services, Inc., NETCO-Connecticut, Inc., NETCO-Residuals Management Systems, Inc., NETCO-Waterbury Systems, Inc., New England Treatment Company, Inc., New Haven Residuals Systems, Inc., NYOFCO Holdings Inc., Organi-Gro, Inc., Residuals Processing, Inc., Residual Technologies Systems, Inc., Soaring Vista Properties, Inc., ST Interco, Inc., Synagro-Baltimore, L.L.C., Synagro Composting Company of California, Inc., Synagro Digestions, Inc., Synagro Mid-Atlantic, Inc., Synagro Midwest -- Enviroland, Inc., Synagro Midwest, Inc., Synagro Northeast, Inc., Synagro of California, Inc., Synagro of Florida-A&J, Inc., Synagro of Florida-Anti-Pollution, Inc., Synagro of Florida-Davis Water, Inc., Synagro of Florida-Ecosystems, Inc., Synagro of Michigan, Inc., Synagro of
Minnesota -- Rehbein, Inc., Synagro of North Carolina-Amsco, Inc., Synagro of North Carolina-EWR, Inc., Synagro of Texas-CDR, Inc., Synagro of Texas-Vital-Cycle, Inc., Synagro Wisconsin, Inc., Synagro Southwest, Inc., Synagro Southeast, Inc., Synagro Texas, Inc., Synagro West, Inc., Synagro WCWNJ, Inc., and Synagro-WWT, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                  COMPOSTING CORPORATION OF AMERICA

                                  ENVIRONMENTAL PROTECTION & IMPROVEMENT
                                  COMPANY, INC.

                                  FAIRHAVEN RESIDUAL SYSTEMS, INC.

                                  FUTURE-TECH ENVIRONMENTAL SERVICES, INC.,

                                  NETCO-CONNECTICUT, INC.

                                  NETCO-RESIDUALS MANAGEMENT SYSTEMS, INC.

                                  NETCO-WATERBURY SYSTEMS, INC.

                                  NEW ENGLAND TREATMENT COMPANY, INC.

                                  NEW HAVEN RESIDUALS SYSTEMS, INC.

                                  NYOFCO HOLDINGS INC.

                                  ORGANI-GRO, INC.

                                  RESIDUALS PROCESSING, INC.

                                  RESIDUAL TECHNOLOGIES SYSTEMS, INC.

                                  SOARING VISTA PROPERTIES, INC.

                                  ST INTERCO, INC.

                                  SYNAGRO-BALTIMORE, L.L.C.

                                  SYNAGRO COMPOSTING COMPANY OF CALIFORNIA, INC.

                                  SYNAGRO DIGESTION, INC.

                                  SYNAGRO MID-ATLANTIC, INC.

                                  SYNAGRO MIDWEST -- ENVIROLAND, INC.

                                  SYNAGRO MIDWEST, INC.

                                  SYNAGRO NORTHEAST, INC.

                                  SYNAGRO OF CALIFORNIA, INC.

                                  SYNAGRO OF FLORIDA-A&J, INC.

                                  SYNAGRO OF FLORIDA-ANTI-POLLUTION, INC.

                                  SYNAGRO OF FLORIDA-DAVIS WATER, INC.

                                  SYNAGRO OF FLORIDA-ECOSYSTEMS, INC.

                                  SYNAGRO OF MICHIGAN, INC.

                                  SYNAGRO OF MINNESOTA -- REHBEIN, INC.

                                  SYNAGRO OF NORTH CAROLINA-AMSCO, INC.

                                  SYNAGRO OF NORTH CAROLINA-EWR, INC.

                                  SYNAGRO OF TEXAS-CDR, INC.

                                  SYNAGRO OF TEXAS-VITAL-CYCLE, INC.

                                  SYNAGRO WISCONSIN, INC.

                                  SYNAGRO SOUTHWEST, INC.

                                  SYNAGRO SOUTHEAST, INC.

                                  SYNAGRO TEXAS, INC.

                                  SYNAGRO WEST, INC.

                                  SYNAGRO WCWNJ, INC.

                                  SYNAGRO-WWT, INC.

                                  By:           /s/ ROSS M. PATTEN
                                     -------------------------------------------
                                                  Ross M. Patten
                                                    President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to each of Composting Corporation of America, Environmental Protection & Improvement Company, Inc., Fairhaven Residual Systems, Inc., Future-Tech Environmental Services, Inc., NETCO-Connecticut, Inc., NETCO-Residuals Management Systems, Inc., NETCO-Waterbury Systems, Inc., New England Treatment Company, Inc., New Haven Residuals Systems, Inc., NYOFCO Holdings Inc., Organi-Gro, Inc., Residuals Processing, Inc., Residual Technologies Systems, Inc., Soaring Vista Properties, Inc., ST Interco, Inc., Synagro-Baltimore, L.L.C., Synagro Composting Company of California, Inc., Synagro Digestions, Inc., Synagro Mid-Atlantic, Inc., Synagro Midwest -- Enviroland, Inc., Synagro Midwest, Inc., Synagro Northeast, Inc., Synagro of California, Inc., Synagro of Florida-A&J, Inc., Synagro of Florida-Anti-Pollution, Inc., Synagro of Florida-Davis Water, Inc., Synagro of Florida-Ecosystems, Inc., Synagro of Michigan, Inc., Synagro of
Minnesota -- Rehbein, Inc., Synagro of North Carolina-Amsco, Inc., Synagro of North Carolina-EWR, Inc., Synagro of Texas-CDR, Inc., Synagro of Texas-Vital-Cycle, Inc., Synagro Wisconsin, Inc., Synagro Southwest, Inc., Synagro Southeast, Inc., Synagro Texas, Inc., Synagro West, Inc., Synagro WCWNJ, Inc., and Synagro-WWT, Inc. by the following persons in the capacities indicated on July 25, 2002.


                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                   /s/ ROSS M. PATTEN                                President and Director (Principal
  ----------------------------------------------------                       Executive Officer)
                     Ross M. Patten


                  /s/ J. PAUL WITHROW                             Vice President and Treasurer (Principal
  ----------------------------------------------------                       Financial Officer)
                    J. Paul Withrow

                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                           *                                            Vice President and Director
  ----------------------------------------------------
                      Mark A. Rome


  *                   /s/ J. PAUL WITHROW
        ------------------------------------------------
                        J. Paul Withrow
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Fairhaven Residuals, Limited Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                          FAIRHAVEN RESIDUALS, LIMITED
                                          PARTNERSHIP

                                          By: FAIRHAVEN RESIDUALS SYSTEMS, INC.,
                                            its general partner

                                              By:   /s/ ROSS M. PATTEN
                                              ----------------------------------
                                                        Ross M. Patten
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to Fairhaven Residuals, Limited Partnership by the following persons in the capacities indicated on July 25, 2002.


                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                   /s/ ROSS M. PATTEN                                President and Director (Principal
  ----------------------------------------------------                       Executive Officer)
                     Ross M. Patten


                  /s/ J. PAUL WITHROW                             Vice President and Treasurer (Principal
  ----------------------------------------------------                       Financial Officer)
                    J. Paul Withrow


                           *                                            Vice President and Director
  ----------------------------------------------------
                      Mark A. Rome


  *                   /s/ J. PAUL WITHROW
        ------------------------------------------------
                        J. Paul Withrow
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, New Haven Residuals, Limited Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                          NEW HAVEN RESIDUALS, LIMITED
                                          PARTNERSHIP

                                          By: NEW HAVEN RESIDUALS SYSTEMS, INC.,
                                            its general partner

                                              By:   /s/ ROSS M. PATTEN
                                              ----------------------------------
                                                        Ross M. Patten
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to New Haven Residuals, Limited Partnership by the following persons in the capacities indicated on July 25, 2002.


                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                   /s/ ROSS M. PATTEN                                President and Director (Principal
  ----------------------------------------------------                       Executive Officer)
                     Ross M. Patten


                  /s/ J. PAUL WITHROW                             Vice President and Treasurer (Principal
  ----------------------------------------------------                       Financial Officer)
                    J. Paul Withrow


                           *                                            Vice President and Director
  ----------------------------------------------------
                      Mark A. Rome


  *                   /s/ J. PAUL WITHROW
        ------------------------------------------------
                        J. Paul Withrow
                        Attorney-in-fact




  *                   /s/ J. PAUL WITHROW
        ------------------------------------------------
                        J. Paul Withrow
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, NETCO-Residuals Management, Limited Partnership, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                          NETCO-RESIDUALS MANAGEMENT, LIMITED
                                          PARTNERSHIP

                                          By: NETCO-RESIDUALS MANAGEMENT
                                              SYSTEMS, INC.,
                                            its general partner

                                          By:      /s/ ROSS M. PATTEN
                                            ------------------------------------
                                                       Ross M. Patten
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to NETCO-Residuals Management, Limited Partnership by the following persons in the capacities indicated on July 25, 2002.


                    SIGNATURE                                             CAPACITY
                    ---------                                             --------

                /s/ ROSS M. PATTEN                      President and Director (Principal Executive
 ------------------------------------------------                         Officer)
                  Ross M. Patten


               /s/ J. PAUL WITHROW                   Vice President and Treasurer (Principal Financial
 ------------------------------------------------                         Officer)
                 J. Paul Withrow


                        *                                       Vice President and Director
 ------------------------------------------------
                   Mark A. Rome


  *                /s/ J. PAUL WITHROW
        ------------------------------------------
                     J. Paul Withrow
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, NETCO-Waterbury, Limited Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                          NETCO-WATERBURY, LIMITED PARTNERSHIP

                                          By: NETCO-WATERBURY SYSTEMS, INC.,
                                            its general partner

                                              By:   /s/ ROSS M. PATTEN
                                              ----------------------------------
                                                        Ross M. Patten
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to NETCO-Waterbury, Limited Partnership by the following persons in the capacities indicated on July 25, 2002.


                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                   /s/ ROSS M. PATTEN                                President and Director (Principal
  ----------------------------------------------------                       Executive Officer)
                     Ross M. Patten


                  /s/ J. PAUL WITHROW                             Vice President and Treasurer (Principal
  ----------------------------------------------------                       Financial Officer)
                    J. Paul Withrow


                           *                                            Vice President and Director
  ----------------------------------------------------
                      Mark A. Rome


  *                   /s/ J. PAUL WITHROW
        ------------------------------------------------
                        J. Paul Withrow
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Residual Technologies, Limited Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                          RESIDUAL TECHNOLOGIES, LIMITED
                                          PARTNERSHIP

                                          By: RESIDUALS TECHNOLOGIES SYSTEMS,
                                              INC.,
                                            its general partner

                                              By:   /s/ ROSS M. PATTEN
                                              ----------------------------------
                                                        Ross M. Patten
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to Residual Technologies, Limited Partnership by the following persons in the capacities indicated on July 25, 2002.


                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                   /s/ ROSS M. PATTEN                                President and Director (Principal
  ----------------------------------------------------                       Executive Officer)
                     Ross M. Patten


                  /s/ J. PAUL WITHROW                             Vice President and Treasurer (Principal
  ----------------------------------------------------                       Financial Officer)
                    J. Paul Withrow


                           *                                            Vice President and Director
  ----------------------------------------------------
                      Mark A. Rome


  *                   /s/ J. PAUL WITHROW
        ------------------------------------------------
                        J. Paul Withrow
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Synagro Management, L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                          SYNAGRO MANAGEMENT, L.P.

                                          By: SYNAGRO TEXAS, INC.,
                                            its general partner

                                              By:   /s/ ROSS M. PATTEN
                                              ----------------------------------
                                                        Ross M. Patten
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to Synagro Management, L.P. by the following persons in the capacities indicated on July 25, 2002.


                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                   /s/ ROSS M. PATTEN                                President and Director (Principal
  ----------------------------------------------------                       Executive Officer)
                     Ross M. Patten


                  /s/ J. PAUL WITHROW                             Vice President and Treasurer (Principal
  ----------------------------------------------------                       Financial Officer)
                    J. Paul Withrow


                           *                                            Vice President and Director
  ----------------------------------------------------
                      Mark A. Rome


  *                   /s/ J. PAUL WITHROW
        ------------------------------------------------
                        J. Paul Withrow
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Synagro Delaware, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                          SYNAGRO DELAWARE, INC.

                                          By:    /s/ JAMES P. CARMICHAEL
                                            ------------------------------------
                                                    James P. Carmichael
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to Synagro Delaware, Inc. by the following persons in the capacities indicated on July 25, 2002.


                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                           *                                         President and Director (Principal
  ----------------------------------------------------                       Executive Officer)
                  James P. Carmichael


                           *                                     Vice President and Treasurer and Director
  ----------------------------------------------------                 (Principal Financial Officer)
                    Pamela K. Racey


                           *                                     Vice President and Secretary and Director
  ----------------------------------------------------
                   Mark B. McCormick


                           *                                                      Director
  ----------------------------------------------------
                   John P. Garniewski


  *                   /s/ J. PAUL WITHROW
        ------------------------------------------------
                        J. Paul Withrow
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Providence Soils, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                          PROVIDENCE SOILS, LLC

                                          By:      /s/ ROSS M. PATTEN
                                            ------------------------------------
                                                       Ross M. Patten
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to Providence Soils, LLC by the following persons in the capacities indicated on July 25, 2002.


                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                   /s/ ROSS M. PATTEN                             President (Principal Executive Officer)
  ----------------------------------------------------
                     Ross M. Patten


                  /s/ J. PAUL WITHROW                             Vice President and Treasurer (Principal
  ----------------------------------------------------                       Financial Officer)
                    J. Paul Withrow

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, New York Organic Fertilizer Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized on this 25th day of July, 2002.


                                          NEW YORK ORGANIC FERTILIZER COMPANY

                                          By: SYNAGRO-WWT, INC.
                                            its general partner

                                              By:   /s/ ROSS M. PATTEN
                                              ----------------------------------
                                                        Ross M. Patten
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below in relation to New York Organic Fertilizer Company by the following persons in the capacities indicated on July 25, 2002.


                       SIGNATURE                                                  CAPACITY
                       ---------                                                  --------

                   /s/ ROSS M. PATTEN                                President and Director (Principal
  ----------------------------------------------------                       Executive Officer)
                     Ross M. Patten


                  /s/ J. PAUL WITHROW                             Vice President and Treasurer (Principal
  ----------------------------------------------------                       Financial Officer)
                    J. Paul Withrow


                           *                                            Vice President and Director
  ----------------------------------------------------
                      Mark A. Rome


                 /s/ * J. PAUL WITHROW
  ----------------------------------------------------
                    J. Paul Withrow
                    Attorney-in-fact